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                                                                   Exh. 10.8


                       AMENDED AND RESTATED
                         PROMISSORY NOTE


$75,000                                                    September 23, 1996
                                                        Palo Alto, California


     FOR VALUE RECEIVED, George F. Schreiner and Kathryn M. Schreiner, each an individual resident of the State of California ("Borrowers"), hereby unconditionally promise to pay to the order of CV Therapeutics, Inc., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Seventy-five Thousand Dollars ($75,000.00) together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

     This Promissory Note amends and restates the Promissory Note given by the Borrowers to the Lender dated November 27, 1992.

     1. PRINCIPAL REPAYMENT. All outstanding principal, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier to occur of: (i) December 31, 2001, or (ii) the effective date of any of the following: (a) the voluntary termination of the employment of George F. Schreiner with Lender; (b) the termination of employment of George F. Schreiner with Lender for Justifiable Clause (as defined in the employment offer letter dated August 6, 1992); or (c) a merger, sale of assets or other reorganization involving Lender in which the shareholders of Lender prior to such transaction own, after such transaction, less than 50% of the outstanding voting securities of the surviving corporation or its parent.

     2. INTEREST RATE. Borrowers further promise to pay interest on the outstanding principal amount hereof from December 31, 1995 until payment in full, at the annual rate of six and 53/100 percent (6.53%), compounded semi-annually, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Accrued and unpaid interest shall be payable annually in arrears on December 31 of each year beginning December 31, 1996 and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 3172 Porter Drive, Palo Alto, CA 94034, unless another place of payment shall be specified in writing by Lender.

     4. APPLICATION OF PAYMENTS. Any payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

     5. SECURED NOTE. This Note is secured by the collateral identified and described as security therefor in the Deed of Trust dated November 23, 1992, executed by and delivered by


                                    1.


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Borrowers, as trustor, to California Land Title Company of Santa Clara
County, as trustee, for the benefit of Lender and recorded in the Official Records of Santa Clara County, California.

     6. Default. Borrower's failure to pay timely any of the principal, interest, or other amount due under this Note on the date the same becomes due and payable shall constitute a default under this Note. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

     7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorney's fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

                                BORROWERS:

                                          /s/ George F. Schreiner
                                        -------------------------------------
                                                 George F. Schreiner

                                          /s/ Kathryn M. Schreiner
                                        -------------------------------------
                                                 Kathryn M. Schreiner


                                   2.